                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported):      December 3, 1997
                                                  -----------------------



                           THE BANK HOLDING COMPANY
            -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Georgia                       33-77920                  58-2060134
--------------------------------------------------------------------------------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



201 W. Taylor Street, Griffin, Georgia                                30224
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's telephone number, including area code:          (770) 229-2265
                                                           ------------------



--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

     On December 3, 1997, The Bank Holding Company ("Registrant") and Premier Bancshares, Inc. ("Premier") jointly announced that they have executed a definitive agreement for Premier to acquire all of the outstanding common stock of the Registrant. The proposed acquisition is subject to appropriate corporate shareholder and regulatory approvals. The Registrant's subsidiaries, The Bank of Spalding County and First Community Bank of Henry County, will continue to operate as separate state-chartered commercial banks.

     Premier Bancshares, Inc. is a bank and thrift holding company with four subsidiaries operating 29 offices including: Premier Bank, with ten offices in north metro Atlanta; Central and Southern Bank of Georgia, with three offices in Milledgeville, Georgia; Central and Southern Bank of North Georgia, FSB, with three offices in Gainesville, Greensboro, and Winder, Georgia; and Premier Lending Corporation, a provider of residential mortgage loans and asset-based commercial finance loans, with ten offices in the greater metro Atlanta area and three regional satellite offices in Mobile, Alabama, Jacksonville, Florida, and Charleston, South Carolina.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     (C)  Exhibits
          --------

          99 News release dated December 3, 1997 regarding Registrant announcing execution of definitive agreement with Premier.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          THE BANK HOLDING COMPANY
                                          (Registrant)



Date:  December 9, 1997                By:  /s/ Charles B. Blackmon
                                            ---------------------------------
                                            Charles B. Blackmon, President and
                                            Chief Executive Officer
                                            (Principal Executive Officer)